Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement and the related prospectus of Elephant Talk Communications, Inc. and Subsidiaries (the “Company”), of our report dated, March 20, 2008, on our audits of the consolidated financial statements of the Company as of December 31, 2007 and the consolidated results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.
Los Angeles, CA
July 10, 2008

_______________________________________________